Exhibit 1.1
PROSPECT CAPITAL CORPORATION
$150,000,000
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock

UNDERWRITING AGREEMENT

July 12, 2021
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC

As Representatives of the several Underwriters
named in Schedule I attached hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o RBC Capital Markets, LLC,
200 Vesey Street
New York, New York 10281

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:
Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”), and Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement in the form of this Underwriting Agreement (this “Agreement”) with you as follows:
1.Issuance and Sale of Securities. The Company proposes, subject to the terms and conditions stated herein, to issue and sell to you and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom you are acting as representatives (in such capacity, the “Representatives”) an aggregate of 6,000,000 shares of the Company’s 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a liquidation preference of $25 per share (the “Series A Preferred Stock”)(the “Firm Securities”) and, at the election of the Underwriters, up to 900,000 additional shares of the Series A Preferred Stock (the “Optional Securities”). The Firm Securities and the Optional Securities that the Underwriters elect to purchase, severally and not jointly, pursuant to Section 4 hereof being collectively called the “Securities”. Under certain circumstances, the Securities may be convertible into shares of the Company’s common stock par value $0.001 per share (the “Underlying Securities”)
The Securities will be authorized by, and subject to the terms and conditions of, the Company’s charter (the “Articles”), including the Articles Supplementary classifying, designating and establishing the terms of the Securities to be dated July 15, 2021 (the “Articles Supplementary”).
    The Company has entered into an investment advisory and management agreement, dated as of July 24, 2004, as renewed on June 17, 2021 by the Company’s Board of Directors (the “Investment Advisory Agreement”), with the Adviser under the Advisers Act. The Company has entered into an administration agreement, dated as of July 24, 2004, as renewed on June 17, 2021 by the Company’s Board of Directors (the “Administration Agreement”), with the Administrator.

The Company has filed, pursuant to the 1933 Act, with the Commission a registration statement on Form N-2 (File No. 333-236415), which became effective upon filing on February 13, 2020 and which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities. The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00659) with the Commission on April 16, 2004, under the 1940 Act.
The registration statement, as amended, when it became effective and any post-effective amendment thereto, including in each case all documents filed as a part thereof, all documents incorporated or deemed to be incorporated therein by reference, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act or deemed to be part of such registration statement pursuant to Rule 430B or Rule 430C under the 1933 Act or Rule 424 under the 1933 Act is hereinafter referred to as the “Registration Statement.” The prospectus, in the form it was included in the Registration Statement at the time it became effective, including all documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, together with the preliminary prospectus supplement, dated July 12, 2021, including all documents incorporated or deemed to be incorporated therein by reference and filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter referred to as the “Preliminary Prospectus.” The Base Prospectus, together with the prospectus supplement to be filed with the Commission pursuant to Rule 424 under the 1933 Act following execution of this Agreement, is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus, together with the information set forth on Schedule III hereto, which information complies with Rule 482 or Rule 433, as applicable, under the 1933 Act and has been filed (to the extent required) with the Commission pursuant to Rule 497 or Rule 433, as applicable, under the 1933 Act on July 12, 2021, is hereinafter referred to collectively as the “Pricing Disclosure Package.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement to any of the foregoing (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus, including those amendments and/or supplements filed pursuant to Rule 424 under the 1933 Act, shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
2.Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Underwriters, as of the date hereof, as of the Applicable Time, as of the Closing Time (as such term is defined in Section 4(c) hereof) and as of each applicable Date of Delivery (as such term is defined in Section 4(b) hereof) as follows:
(a)Compliance with Registration Requirements.
(i)The Company meets the requirements for use of Form N-2 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; the Company has not received any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration form. The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(ii)At the respective times the Registration Statement, and any post-effective amendment thereto, became effective, and at the Applicable Time, at the Closing Time and each applicable Date of Delivery, the Registration Statement, and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, and (excluding any post-effective amendment for the purpose of filing exhibits thereto) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued and as of the Closing Time and each applicable Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 9(e) below.
(iii)The Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection do not apply to statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use therein, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 9(e) below.
(iv)Each Additional Disclosure Item (as defined in Section 6(o) hereof), other than a Rule 482 Additional Disclosure Item (as defined in Section 6(o) hereof), does not and will not conflict with, and with respect to a Rule 482 Additional Disclosure Item, does not and will not materially conflict with, the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from each Additional Disclosure Item made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters for use therein, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 9(e) below.

(v)The Preliminary Prospectus when filed under Rule 424 and as of its date complied in all material respects with the 1933 Act, and when filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copies thereof delivered to the Underwriters for use in connection with this offering. The Prospectus when filed under Rule 424 and as of its date will comply in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this offering.
(b)Company Not Ineligible Issuer and is a Well-Known Seasoned Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) of the Securities and as of the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Securities, without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer.
(c)Independent Accountant. BDO USA, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and Exchange Act.
(d)Preparation of the Financial Statements. The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Pricing Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. There are no financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required.

(e)Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(f)Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
(g)No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or a material adverse effect on the performance by the Company of this Agreement, the Securities or the consummation of any transaction contemplated hereby or thereby (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the shares of the Company’s common stock and outstanding shares of preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(h)Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and each is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, and has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Securities. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
(i)Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Pricing Disclosure Package and the Prospectus and the Company’s filings on Form 10-K and Form 10-Q. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than as indicated in the Company’s filings on Form 10-K and Form 10-Q.
(j)Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Pricing Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement” and each such entity so described under such caption, a “Portfolio Company”). To the Company’s knowledge, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(k)BDC Election; Regulated Investment Company. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The provisions of the corporate charter and bylaws of the Company and the operations of the Company are in compliance in all material respects with the provisions and requirements of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.
(l)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Pricing Disclosure Package and the Prospectus as of the date thereof. All issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable. All of the shares of the Company’s outstanding preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding Common Shares or outstanding shares of the Company’s preferred stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(m)Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; and the Administration Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Company, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability or by state or federal securities laws or policies underlying such laws.
(n)Authorization and Description of Securities. The Securities to be offered and sold pursuant to this Agreement and the Prospectus has been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Securities and the Underlying Securities will conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities will conform to the applicable provisions of the Articles and the relative rights, preferences, interests and powers of such shares are set forth in the Articles. The Articles have been duly authorized and executed by the Company in compliance with the Maryland General Corporation Law and filed by the Company with the State Department of Assessments and Taxation of Maryland. The Articles are in full force and effect.
(o)Underlying Securities. The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Securities. The Underlying Securities have been duly and validly authorized by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
(p)Disclosure. The statements set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Description of the Series A Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Material U.S. Federal Income Tax Considerations,” and “Certain Relationships and Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
(q)Non-Contravention of Existing Instruments. Neither the Company nor any subsidiary is in violation of or default under (i) its charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(r)No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the issuance of the Underlying Securities, the compliance by the Company with all of the provisions of the Securities and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Pricing Disclosure Package (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, (iii) will not result in any material respect in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary and (iv) will not affect the validity of the Securities or the legal authority of the Company to comply with the Securities or this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of the Articles (including the issuance of the Underlying Securities) or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Pricing Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Trust

Indenture Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(s)Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
(t)Compliance with Environmental Law. To the knowledge of the Company, the Adviser and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
(u)All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(v)Investment Advisory Agreement. (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the Company’s Board of Directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(w)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Articles or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(x)Accuracy of Exhibits. Notwithstanding this Agreement, there are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act that have not been so described and filed as required.
(y)Additional Disclosure Items. All Additional Disclosure Items (as defined in Section 6(o) hereof) complied and will comply in all material respects with (i) the applicable requirements of the 1933 Act and the 1940 Act and (ii) the rules and interpretations of FINRA (except that this representation and warranty does not include statements in or omissions from the Additional Disclosure Items made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of an Underwriter expressly for use therein, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 9(e) below).
(z)Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively). The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code.
(aa)Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result, individually or in the aggregate, in a Material Adverse Effect.
(ab)Distribution of Offering Materials. The Company has not distributed, or authorized the distribution of, and will not distribute, or authorize the distribution of, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the Additional Disclosure Items (as defined in Section 6(o)) or other materials, if any, permitted by the 1933 Act or the 1940 Act and the use of which has been consented to by the Underwriters.
(ac)Registration Rights. Except as otherwise described in the Pricing Disclosure Package, the Prospectus or the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
(ad)Nasdaq Global Select Market. The Company’s shares of common stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed for quotation on the Nasdaq Global Select Market (“NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or delisting its common stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for the listing of its common stock for trading on the NASDAQ.
(ae)No Price Stabilization or Manipulation. Neither the Company, the Adviser nor the Administrator has taken nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Underlying Securities; provided, however, the Underwriters acknowledge the Company may from time to time repurchase shares of its common stock pursuant to its share repurchase program, which repurchases shall be made in compliance with applicable law.
(af)Compliance with the Exchange Act and the 1940 Act; Reports Filed. The documents filed and hereafter filed by the Company with the Commission under the Exchange Act and the 1940 Act, including those documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, complied, and will comply, in each case as of their respective filing dates, in all material respects, with the requirements of the Exchange Act and the 1940 Act, as applicable, and, as of their respective filing dates, as of the date hereof, the Applicable Time, the Closing Time and each applicable Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1940 Act and the Exchange Act, except where the failure to file such reports would not have a Material Adverse Effect.
(ag)Interested Persons. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(ah)No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any officer, director, employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(ai)Tax Treatment of the Securities. For U.S. federal income tax purposes, the Securities will constitute equity of the Company.
(aj)No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(ak)Compliance with Laws. The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.
(al)Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.
(am)FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Corporate Financing Rule 5110 is true, complete and correct in all material respects.
(an)Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee,

affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(ao)Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ap)OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC
(aq)Cybersecurity. (A) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Adviser’s information technology and computer systems, data and databases used by the Company (collectively, “IT Systems and Data”) except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and (B) to the Company’s knowledge, the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. To the Company’s knowledge, the Adviser is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company, the Adviser or the Administrator and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser or the Administrator (as applicable), to the Underwriters as to the matters covered thereby.
3.Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Time and as of each applicable Date of Delivery, and agree with the Underwriters as follows:
(a)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires).
(b)Good Standing. Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(c)Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
(d)Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Articles, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect .
(e)Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its certificate of limited partnership or certificate of formation, as applicable, or limited partnership operating agreement or limited liability company operating agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to any Instrument, as applicable, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited partnership or limited liability company operating agreement, as applicable, of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(f)Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability or by state or federal securities laws or the policies underlying such laws.
(g)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Underlying Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Articles, the Investment Advisory Agreement, the Administration Agreement or the Registration Statement, the Pricing Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act and the 1940 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the 1940 Act, which has been effected.
(h)Description of the Adviser and the Administrator. The description of the Adviser and the Administrator contained in the Pricing Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(i)Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and

neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(j)Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
4.Sale and Delivery to Underwriters; Closing
(a)Firm Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $24.2125 per share (the “Purchase Price”), the number of Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11.
(b) Optional Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 shares of Optional Securities, solely to cover over-allotments, if any, at the Purchase Price plus accrued dividends from the Closing Time or the relevant Date of Delivery, as applicable. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representatives to the Company setting forth the aggregate number of Optional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Optional Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Optional Securities then being purchased which the aggregate principal amount of Firm Securities set forth in Schedule I opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Securities (subject, in each case, to such adjustment to eliminate fractional shares as the Representatives may determine).

(c)Payment and Delivery. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Optional Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Optional Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Optional Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Optional Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
(d)Denominations; Registration. The Securities shall be transferred electronically at the Closing Time in such denominations and registered in such names as the Underwriters may request; provided that any such request must be received in writing at least one full business day before the Closing Time, as the case may be.
5.Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Pricing Disclosure Package and the Prospectus, the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.
6.Covenants of the Company. The Company agrees with the Underwriters as follows:
(a)The Company will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus pursuant to Rule 424 under the 1933 Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement or such earlier time as may be required under the 1933 Act. The Company will notify the Representatives as soon as practicable, and, in the cases of Sections 6(a)(ii)-(iv), confirm the notice in writing, (i) when, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172), any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Preliminary Prospectus or the Prospectus or any amended Preliminary Prospectus or Prospectus shall have been filed in relation to the Securities, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information in each case in relation to the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (v) of the filing of any document pursuant to the Exchange Act which will be incorporated by reference, or deemed to be incorporated by reference, into the Registration Statement (other than documents that will be available via EDGAR) and (vi) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2). The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Base Prospectus, the Preliminary Prospectus or the Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and shall not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object prior to the Closing Time or any applicable Date of Delivery.
(c)The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (whether physically or through compliance with Rule 172).
(d)If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters and, to the extent the Company no longer qualifies as a well-known seasoned issuer as defined under the 1933 Act, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.

(e)Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement (or such later date and times as may be mutually agreed) and from time to time, the Company will furnish the Representatives with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (whether physically or through compliance with Rule 172) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus or Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the 1933 Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to the Representatives and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Representatives are required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon request and expense of the Underwriters, to prepare and deliver to the Representatives as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.
(f)As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to each Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.
(g)The Company will furnish to each Underwriter, without charge, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the 1933 Act (whether physically or through compliance with Rule 172), as many copies of the Prospectus and any supplement thereto as each Underwriter may reasonably request. Except as otherwise described herein, the Company will pay the expenses of printing or other production of all documents relating to the offering.
(h)During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any shares of the Series A Preferred Stock, any shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for shares of Series A Preferred Stock or shares of preferred stock ranking on parity with or senior to the Series A Preferred Stock or file any registration statement under the 1933 Act with respect to any of the foregoing. The foregoing sentence shall not apply to (i) the registration and sale of the Securities to be sold hereunder or the (ii) offer and sale by the Company of its 5.50% Series A1

Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock as offered by the Company on a continuous basis pursuant to a Prospectus Supplement dated as of August 3, 2020 (including any amendment, modification or supplement thereto).
(i)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such states and jurisdictions as the Representatives may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(j)The Company will use the Net Proceeds in the manner specified in the Pricing Disclosure Package and the Prospectus under “Use of Proceeds.”
(k)The Company will use its commercially reasonable efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.
(l)The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act (whether physically or through compliance with Rule 172), will file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.
(m)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.
(n)In connection with the offering and sale of the Securities, the Company will file with NASDAQ all documents and notices, and make all certifications, required of companies that have securities that are listed on NASDAQ and will maintain such listing.
(o)The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus, the Pricing Disclosure Package and the Additional Disclosure Items listed on Schedule II and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act and treated by the Company as subject to Rule 482 under the 1933 Act (a “Rule 482 Additional Disclosure Item”) and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities that is not a Rule 482 Additional Disclosure Item, including any road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 6(o) are herein referred to as an “Additional Disclosure

Item”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II hereto.
(p)The Company will comply with all requirements imposed upon it by the 1933 Act, the 1940 Act and the Exchange Act as from time to time in force, so far as necessary to permit the completion of the distribution of the Securities as contemplated by the provisions hereof and the Preliminary Prospectus and the Prospectus.
(q)The Company agrees to pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) under the 1933 Act.
7.Expenses. The Company covenants and agrees with each Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus and any Additional Disclosure Items and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) the fees, disbursements and expenses of Troutman Pepper Hamilton Sanders LLP with respect to any filing with FINRA; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(i) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (v) any filing fees incident to any required reviews by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing any certificates for the Securities; (vii) the cost and charges of any transfer agent, trustee, registrar or dividend disbursing agent; (viii) all fees and expenses in connection with listing the Securities on the New York Stock Exchange; (ix) all fees and expenses in connection with obtaining ratings for the Securities from each of Standard & Poor’s Rating Services and Moody’s Investors Service and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 10 hereof, the Underwriters will pay all of their own respective costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by the Underwriters, and any advertising expenses connected with any offers the Underwriters may make.
8.Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters’ hereunder as to the Securities to be delivered at the Closing Time and each applicable Date of Delivery shall be subject to the condition that all representations and warranties made by the Company, the Adviser and the Administrator herein are, at and as of the Closing Time and each applicable Date of Delivery, true and correct, as if then made, to the due performance by the

Company of its obligations hereunder, and to the satisfaction (or waiver by the Representatives in their sole discretion) of the following additional conditions:
(a)The Registration Statement is effective and shall be available for the sale of all Securities to be issued and sold hereunder. All filings with the Commission required by Rule 424, Rule 497 or Rule 433, as applicable, under the 1933 Act to have been filed prior to the sale of Securities hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424, Rule 497 or Rule 433, as applicable, under the 1933 Act.
(b)None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus relating to or affecting the Securities; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of, or preventing the use of, the Registration Statement, the Pricing Disclosure Package or the Prospectus, or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Pricing Disclosure Package or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Pricing Disclosure Package or the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.
(c)No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Time and any applicable Date of Delivery that the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Troutman Pepper Hamilton Sanders LLP, counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.
(d)All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(e)Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Time and any applicable Date of Delivery, substantially in the form of Exhibit A hereto.
(f)The Company’s general counsel shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated the Closing Time and each applicable Date of Delivery, substantially in the form of Exhibit B hereto.
(g)Venable LLP, shall have furnished to the Underwriters its written opinion, as Maryland counsel to the Company, addressed to the Underwriters and dated the Closing Time and each applicable Date of Delivery, substantially in the form of Exhibit C hereto.
(h)The Underwriters shall have received from Troutman Pepper Hamilton Sanders LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Time and each applicable Date of Delivery, with respect to the issuance and sale of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
(i)At the time of execution of this Agreement, the Underwriters shall have received from BDO USA, LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(j)With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Time and each applicable Date of Delivery (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Time and each applicable Date of Delivery, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the Closing Time and each applicable Date of Delivery), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(k)Except as described in the Pricing Disclosure Package or the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Time and each applicable Date of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.
(l) The Company shall have filed Articles Supplementary classifying and designating the terms of the Securities with the State Department of Assessments and Taxation of Maryland.
(m)Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Time and each applicable Date of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the

Prospectus or that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities.
(n)At the Closing Time, the Securities shall be rated at least BB by Standard & Poor’s Ratings Services and at least Ba2 by Moody’s Investors Service.
(o)On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to the Company’s preferred or debt securities by a “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s preferred or debt securities.
(p)The Company shall have furnished or caused to be furnished to the Underwriters at the Closing Time and the applicable Date of Delivery certificates of officers of the Company, the Adviser and the Administrator satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator herein at and as of the Closing Time and the applicable Date of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time and the applicable Date of Delivery and as to such other matters as the Underwriters may reasonably request.
    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
9.Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and its affiliates (within the meaning of Rule 405 under the 1933 Act) who are acting as underwriters, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Additional Disclosure Item, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17 of the 1940 Act.
(a)Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity which information is limited to the information set forth in Section 9(e). Each Underwriter severally agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 9(b). This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.
(b)Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(c)In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the total underwriting discounts and commissions received by the Underwriters pursuant to Section 4. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters, in each case pursuant to Section 4. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of any Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the

Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).
(d)The Underwriters severally confirm and the Company, the Adviser and the Administrator acknowledge and agree that (i) the name of the Underwriters appearing on the front and back covers of the Preliminary Prospectus and Prospectus, (ii) the name of the Underwriters appearing in the first paragraph of the “Underwriting” section in the Preliminary Prospectus and the Prospectus, (iii) the last sentence of the fourth paragraph of the “Underwriting” section in the Preliminary Prospectus and the Prospectus (iv) the first three sentences of the second paragraph under the caption entitled “Underwriting – Commissions and Discounts” in the Preliminary Prospectus and the Prospectus and (v) the first two paragraphs under the caption “Underwriting – Price Stabilization, Short Positions” in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Prospectus, any Additional Disclosure Item or in any amendment or supplement thereto.
10.Termination. (a) This Agreement may be terminated in the absolute discretion of the Representatives if after the execution and delivery of this Agreement and prior to the Closing Time and any applicable Date of Delivery, if (A)(i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of NASDAQ or the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Representatives’ judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities or (B) in the case of any of the events specified in clauses (i) through (v), such event singly or together with any other such event specified in clauses (i) through (v) makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus. If the Representatives elect to terminate the Underwriters’ obligations pursuant to this Section 10, the Company shall be notified promptly in writing.
    (b)    If (i) this Agreement is terminated pursuant to Section 10(a) or (ii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.
11.Default by One or More Underwriters. If on the Closing Time or on any applicable Date of Delivery, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on the Closing Time or on any applicable Date of Delivery in the respective proportions that the aggregate number of Securities set opposite the name of each remaining non-defaulting Underwriter on Schedule I hereto bears to the total number of Securities set opposite the names of all the remaining non-defaulting Underwriters on Schedule I hereto; provided, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Time or on any applicable Date of Delivery, or if the aggregate number of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of Securities to be purchased on the Closing Time or on any applicable Date of Delivery. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Time or on any applicable Date of Delivery .
If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the remaining Underwriters or the Company may postpone the Closing Time or any applicable Date of Delivery for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Pricing Disclosure Package, the Prospectus or in any other document or arrangement.
If the remaining Underwriters or other Underwriters satisfactory to the Underwriters do not elect to purchase: (a) the Firm Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company; or (b) the Optional Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on an applicable Date of Delivery, the non-defaulting Underwriters shall have the option to either: (i) terminate their obligation hereunder to purchase the Optional Securities to be sold on such applicable Date of Delivery without liability on the part of any non-defaulting Underwriter or the Company; or (ii) purchase not less than the aggregate number of Optional Securities that such non-defaulting Underwriter would have been obligated to purchase in the absence of such default.
As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.
12.Representations and Indemnities to Survive. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to (i) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (Fax (212) 507-8999), (ii) RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attention: Transaction Management and (iii) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate (Fax: (203) 719-0495), with a copy to Troutman Pepper Hamilton Sanders LLP, Attention: Michael T. Damgard (Fax: (804) 698-5185); or, if sent to the Company or the Adviser, will be mailed, delivered or telefaxed to it at (212) 448-9652 and confirmed to it at Prospect Capital Corporation, 10 East 40th Street, New York, New York 10016, Attention: Russell Wininger.
14.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
15.No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, and in connection therewith and the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriters have advised or are currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
16.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that an Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that an Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 17, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
18.Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
20.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof
21.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
22.Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.
“Applicable Time” shall mean the time of the first contract of sale of the Securities.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banking institutions are generally authorized or obligated by law or executive order to close.
“Commission” shall mean the Securities and Exchange Commission.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 433”, “Rule 436”, “Rule 482”, and “Rule 497” refer to such rules under the 1933 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Underwriters.
Very truly yours,
PROSPECT CAPITAL CORPORATION
By:    /s/ John F. Barry III
Name: John F. Barry III
Title: Chairman and Chief Executive Officer
PROSPECT CAPITAL MANAGEMENT L.P.
By:    Prospect Management Group GP LLC, its General Partner

By:    /s/ John F. Barry III
    Name: John F. Barry III
Title: Manager
PROSPECT ADMINISTRATION, LLC
By:    /s/ John F. Barry III
Name: John F. Barry
Title: Authorized Signatory

The foregoing Agreement is
hereby confirmed and accepted
as of the date first-written above.
MORGAN STANLEY & CO. LLC

By:    /s/ Ian Drewe
    Name: Ian Drewe
    Title: Executive Director

RBC CAPITAL MARKETS, LLC
By:    /s/ Saurabh Monga
    Name: Saurabh Monga
    Title: Managing Director

UBS SECURITIES LLC

By:    /s/ James Anderson
    Name: James Anderson
    Title: Managing Director

By:    /s/ John Sciales
    Name: John Sciales
    Title: Associate Director

Schedule I

Underwriters	Number of Firm Securities
Morgan Stanley & Co. LLC	1,600,000
RBC Capital Markets, LLC	1,600,000
UBS Securities LLC	1,600,000
Goldman Sachs & Co. LLC	600,000
Ladenburg Thalmann & Co. Inc.	240,000
InspereX LLC	120,000
Wedbush Securities Inc.	120,000
William Blair & Company, L.L.C.	120,000
Total	6,000,000

Schedule II

Additional Disclosure Items

1.None.

Schedule III

Pricing Related Information

PROSPECT CAPITAL CORPORATION
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock
Liquidation Preference $25.00 per Share

Pricing Term Sheet
July 12, 2021

The following sets forth the final terms of the 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Preferred Shares”) and should only be read together with the preliminary prospectus supplement dated July 12, 2021, together with the accompanying prospectus dated February 13, 2020, relating to these securities (collectively, the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Prospect Capital Corporation [Nasdaq: PSEC] (the “Company”)
Title of the Securities:	5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock
Expected Ratings (Moody’s / S&P)*:	Ba2 / BB
Number of Preferred Shares Being Offered:	6,000,000 Preferred Shares
Option to Purchase Additional Preferred Shares:	The underwriters will have an option to purchase 900,000 additional Preferred Shares at the public offering price of $25.00 per share less underwriting discounts and commissions. The underwriters may exercise this option within 30 days from the date of the Preliminary Prospectus.
Public Offering Price:	$25.00 per Preferred Share
Underwriting Discounts and Commissions:	$0.7875 per Preferred Share; $4,725,000 total (or $5,433,750 if the underwriters exercise their option to purchase an additional 900,000 Preferred Shares from the Company in full)
Net Proceeds to the Company (before offering expenses):	$24.2125 per Preferred Share; $145,275,000 total (or $167,066,250 if the underwriters exercise their option to purchase an additional 900,000 Preferred Shares from the Company in full)
Liquidation Preference:	$25.00 per Preferred Share
Dividend Rate (Cumulative):	5.35% per annum
Dividend Payment Dates:	Quarterly in arears on February 1, May 1, August 1 and November 1, commencing on November 1, 2021
Day Count:	30/360
Maturity Date:	Perpetual (unless redeemed by the Company on or after July 19, 2026 or at any time upon a determination by its Board of Directors that redemption is necessary to comply with the asset coverage requirements of the 1940 Act or to maintain RIC status, or pursuant to its special optional redemption right, repurchased by the Company in the open market or converted by an investor in connection with a Change of Control Triggering Event)

Optional Redemption:	At any time after the close of business on July 19, 2026 (any such date, an “Optional Redemption Date”), at the Company’s sole option, the Company may redeem the Preferred Shares in whole or, from time to time, in part, out of funds legally available for such redemption, at a price per share equal to the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the Optional Redemption Date. The Company may also redeem the Preferred Shares at any time, in whole or, from time to time, in part, including prior to the Optional Redemption Date, pro rata, based on liquidation preference, with all other series of the Company’s then outstanding preferred stock, in the event that the Company’s Board of Directors determines to redeem any series of the Company’s preferred stock, in whole or, from time to time, in part, because such redemption is deemed necessary by the Board of Directors to comply with the asset coverage requirements of the 1940 Act or to maintain RIC status.
Special Optional Redemption:	In the event of a Change of Control Triggering Event, the Company may, at its option, exercise its special optional redemption right to redeem the Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event has occurred by paying the Liquidation Preference per share, plus an amount equal to all unpaid dividends on such shares (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the date fixed for such redemption. To the extent that the Company exercises its optional redemption right or its special optional redemption right relating to the Preferred Shares, the holders of Preferred Shares will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change of Control Conversion Rights:
Except to the extent that the Company has elected to exercise its optional redemption right or its special optional redemption right by providing notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control Triggering Event, each holder of Preferred Shares will have the right to convert some or all of the Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the Company’s shares of common stock per Preferred Share to be converted equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the Liquidation Preference per share plus an amount equal to all unpaid dividends thereon (whether or not earned or declared, but excluding interest thereon) accumulated up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Record Date for a Preferred Shares dividend payment and prior to the corresponding Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price; and

•6.03865, subject to certain adjustments,

subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in the Preliminary Prospectus.

If the Company has provided or provides a redemption notice with respect to some or all of the Preferred Shares, holders of any Preferred Shares that the Company has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their Preferred Shares that have been called for redemption, and any Preferred Shares subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control Triggering Event, the Preferred Shares are not convertible into or exchangeable for any other securities or property.

Use of Proceeds:	The Company expects to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under its credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with its investment objective.
Listing:	The Company has applied to list the Preferred Shares on the New York Stock Exchange under the symbol “PSEC PRA”.
Trade Date:	July 12, 2021
Settlement Date**:	July 19, 2021 (T+5)
CUSIP/ISIN for the Preferred Shares:	74348T 565 / US74348T5653

Joint Book-Running Managers:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC
Lead Manager:	Goldman Sachs & Co. LLC
Co-Managers:	Ladenburg Thalmann & Co. Inc. InspereX LLC Wedbush Securities Inc. William Blair & Company, L.L.C.
* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** The Company expects that delivery of the Preferred Shares will be made to investors on or about July 19, 2021, which will be the fifth business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Shares on any date prior to two business days before delivery will be required by virtue of the fact that the Preferred Shares will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Preferred Shares who wish to trade the Preferred Shares on any date prior to two business days before delivery should consult their advisors.

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Preliminary Prospectus which has been filed with the Securities and Exchange Commission (the “SEC”), contains this and other information about the Company and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet, is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

The Company has filed a registration statement, including a prospectus and a prospectus supplement with the SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, RBC Capital Markets, LLC toll-free at 1-866-375-6829 or UBS Securities LLC toll-free at 1-888-827-7275.
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